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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                  July 27, 1999



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                         Commission File Number 0-20872

                       ST. MARY LAND & EXPLORATION COMPANY
             (Exact name of Registrant as specified in its charter)


             Delaware                              41-0518430
     (State or other Jurisdiction          (I.R.S.Employer Identification No.)
    of incorporation or organization)

             1776 Lincoln Street, Suite 1100, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)

                                 (303) 861-8140
              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER EVENTS.

On July 27, 1999, St. Mary Land & Exploration Company (the "Registrant") entered into an agreement to acquire King Ranch Energy, Inc. ("KRE"), a subsidiary of King Ranch, Inc., in a merger in which the Registrant will issue 2,666,252 shares of its common stock to shareholders of King Ranch and KRE will become a wholly owned subsidiary of the Registrant. KRE's properties are located primarily in the Gulf of Mexico and the onshore Gulf Coast. KRE's 1998 production was 48.8 MMCF equivalent per day. KRE's reported reserves at December 31, 1998, plus an acquisition made early in 1999, were 64.7 BCF equivalent and 82% natural gas. The merger agreement, which has been unanimously approved by the Boards of Directors of both companies, is subject to obtaining a favorable vote of the shareholders of the Registrant and King Ranch.

The press release of the Registrant  announcing the merger agreement is filed as
Exhibit 99.1 to this report.

ITEM 7.           EXHIBITS.

    (c) Exhibit. The following exhibit is furnished as part of this report:

    Exhibit 99.1 Press  release of St. Mary  Land &  Exploration  Company  dated
                 July 27, 1999.



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                                   SIGNATURES
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Pursuant to the  requirements  of the  Securities  and Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ST. MARY LAND & EXPLORATION COMPANY



July 29, 1999                                By  /s/ MARK A. HELLERSTEIN
                                                 -----------------------
                                                 Mark A. Hellerstein
                                                 President  and  Chief Executive
                                                 Officer


July 29, 1999                                By  /s/ RICHARD C. NORRIS
                                                 ----------------------
                                                 Richard C. Norris
                                                 Vice  President   -    Finance,
                                                 Treasurer and Secretary